Exhibit 99.3

Summary Historical and Pro Forma Reserve, Production and Operating Data

“BKV,” the “Company,” “we,” “us,” “our” or similar terms refer to BKV Corporation and its subsidiaries. “BKV Upstream Midstream” or the “Issuer” refers to BKV Upstream Midstream, LLC.

Reserves

The following tables summarize (i) the estimated proved oil (including condensate), natural gas liquids (“NGL”) and natural gas reserves of each of BKV and Bedrock Production, LLC (“Bedrock”) as of June 30, 2025 and as of December 31, 2024 and PV-10 as of December 31, 2024 and (ii) BKV’s pro forma combined estimated proved oil (including condensate), NGL and natural gas reserves as of June 30, 2025 and as of December 31, 2024 and PV-10 as of December 31, 2024, giving effect to the Transactions as if they had been completed as of the periods presented thereby. Our estimated proved reserve volumes as of June 30, 2025 were based on reserve reports prepared by BKV, based on reserve reports as of December 31, 2024 prepared by BKV and audited by Ryder Scott Company, L.P., our independent petroleum engineers (“Ryder Scott”). Our estimated proved reserve volumes as of December 31, 2024 were based on reserve reports prepared by Ryder Scott. The PV-10 of cash flows as of December 31, 2024 based on SEC pricing for BKV has been estimated by Ryder Scott. Bedrock’s estimated proved reserve volumes as of June 30, 2025 were based on reserve reports prepared by Ryder Scott. Bedrock’s estimated proved reserve volumes as of December 31, 2024 were based on reserve reports prepared by Cawley, Gillespie & Associates, Inc., Bedrock’s independent petroleum engineers (“Cawley, Gillespie & Associates”). Ryder Scott’s and Cawley, Gillespie & Associates estimates included 100% of Bedrock’s total proved reserves as of June 30, 2025 and December 31, 2024, respectively. The PV-10 of cash flows as of December 31, 2024 based on SEC pricing for Bedrock has been estimated by Cawley, Gillespie & Associates.

The information with respect to our estimated proved reserves presented below has been prepared in accordance with the rules and regulations of the SEC unless otherwise noted. There are numerous uncertainties inherent in estimating quantities of natural gas, NGL, and oil reserves and their values, including many factors beyond our control.

Estimated SEC Reserves

	Proved Reserves as of June 30, 2025
	BKV(1)	Bedrock	Adjustments	Pro Forma
Proved Developed Reserves:
Oil (MBbls)	918	417	—	1,335
Natural gas liquids (MBbls)	152,468	38,331	—	190,799
Natural gas (MMcf)	2,667,885	362,206	—	3,030,091
Combined (MMcfe)	3,588,201	594,694	—	4,181,895
Proved Undeveloped Reserves:
Oil (MBbls)	917	390	—	1,307
Natural gas liquids (MBbls)	34,472	10,221	—	44,693
Natural gas (MMcf)	707,190	83,457	—	790,647
Combined (MMcfe)(2)(3)	919,524	147,123	—	1,066,647
Total Proved Reserves:
Oil (MBbls)	1,835	807	—	2,642
Natural gas liquids (MBbls)	186,940	48,552	—	235,492
Natural gas (MMcf)	3,375,075	445,663	—	3,820,738
Combined (MMcfe)	4,507,725	741,817	—	5,249,542

(1)	Prices for natural gas, oil and NGLs, respectively, used in preparing the estimated proved reserves based on SEC Pricing at June 30, 2025 were $2.86 per MMBtu (Henry Hub), $70.48 per Bbl (WTI Cushing) and NGL pricing equal to 29.3% of WTI Cushing.

(2)	Proved undeveloped reserves as of June 30, 2025 are part of a development plan that has been adopted by management indicating that such locations are scheduled to be drilled within five years.

(3)	Sustained lower prices for oil and natural gas may cause us to forecast less capital to be available for development of our proved undeveloped reserves, which may cause us to decrease the amount of our proved undeveloped reserves we expect to develop within the allowed time frame. In addition, lower oil and natural gas prices may cause our proved undeveloped reserves to become uneconomic to develop, which would cause us to remove them from their respective reserves category.

	Proved Reserves as of December 31, 2024
	BKV(1)	Bedrock(2)	Adjustments	Pro Forma
Proved Developed Reserves:
Natural gas (MMcf)	2,059,984	358,047	—	2,418,031
Natural gas liquids (MBbls)	134,017	38,758	—	172,775
Oil (MBbls)	878	498	—	1,376
Total estimated proved developed reserves (MMcfe)	2,869,354	593,585	—	3,462,939
Proved Undeveloped Reserves:
Natural gas (MMcf)	176,047	2,899	—	178,946
Natural gas liquids (MBbls)	13,605	458	—	14,063
Oil (MBbls)	813	11	—	824
Total estimated proved undeveloped reserves (MMcfe)(3)(4)	262,555	5,710	—	268,265
Total Proved Reserves:
Natural gas (MMcf)	2,236,031	360,946	—	2,596,977
Natural gas liquids (MBbls)	147,622	39,216	—	186,838
Oil (MBbls)	1,691	509	—	2,200
Total estimated proved reserves (MMcfe)	3,131,909	599,295	—	3,731,204

Standardized measure (in millions)	$633	$208	$—	$841
PV-10 (in millions)(5)	$672	$212	$—	$884

(1)	Prices used in preparing BKV’s estimated proved reserves and the associated PV-10 Value based on SEC Pricing were $2.13 per MMBtu (Henry Hub), $75.48 per Bbl (WTI Cushing) and NGL pricing equal to 29.5% of WTI Cushing, for natural gas, oil, and NGLs, respectively.

(2)	Prices used in preparing Bedrock Production, LLC’s estimated proved reserves and the associated PV-10 Value based on SEC Pricing were $1.97 per MMBtu (Henry Hub), $71.93 per Bbl, and $23.96 per Bbl for natural gas, oil, and NGLs, respectively using first-day-of-the-month price for each month in the period.

(3)	Proved undeveloped reserves as of December 31, 2024 are part of a development plan that has been adopted by management indicating that such locations are scheduled to be drilled within five years.

(4)	Sustained lower prices for oil and natural gas may cause us to forecast less capital to be available for development of our proved undeveloped reserves, which may cause us to decrease the amount of our proved undeveloped reserves we expect to develop within the allowed time frame. In addition, lower oil and natural gas prices may cause our proved undeveloped reserves to become uneconomic to develop, which would cause us to remove them from their respective reserves category.

(5)	PV-10 refers to the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect at the determination date, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%. PV-10 is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. PV-10 is derived from the standardized measure of discounted future net cash flows from production of proved oil and natural gas reserves (the “Standardized Measure”), which is the most directly comparable GAAP financial measure. Neither PV-10 nor Standardized Measure represent an estimate of the fair market value of our oil and gas properties. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and gas properties. It is not intended to represent the current market value of our estimated reserves. PV-10 should not be considered in isolation or as a substitute for the Standardized Measure reported in accordance with GAAP, but rather should be considered in addition to the Standardized Measure. The following table provides a reconciliation of the Standardized Measure to PV-10 with respect to estimated proved reserves as of December 31, 2024.

	Proved Reserves as of December 31, 2024
	BKV	Bedrock	Adjustments	Pro Forma

	(in millions)
Standardized measure of discounted future net cash flows	$633	$208	$—	$841
Present value of future income taxes discounted at 10%	(39)	(4)	—	(43)
PV-10	$672	$212	$—	$884

Estimated Reserves at NYMEX Strip Pricing

	Proved Reserves as of June 30, 2025
	BKV(1)	Bedrock	Adjustments	Pro Forma
Proved Developed Reserves:
Oil (MBbls)	979	420	—	1,399
Natural gas liquids (MBbls)	161,359	39,459	—	200,818
Natural gas (MMcf)	2,939,473	400,023	—	3,339,496
Combined (MMcfe)	3,913,501	639,297	—	4,552,798
Proved Undeveloped Reserves:
Oil (MBbls)	1,098	390	—	1,488
Natural gas liquids (MBbls)	41,330	10,221	—	51,551
Natural gas (MMcf)	805,442	93,192	—	898,634
Combined (MMcfe)(2)(3)	1,060,010	156,858	—	1,216,868
Total Proved Reserves:
Oil (MBbls)	2,077	810	—	2,887
Natural gas liquids (MBbls)	202,689	49,680	—	252,369
Natural gas (MMcf)	3,744,915	493,215	—	4,238,130
Combined (MMcfe)	4,973,511	796,155	—	5,769,666

(1)	Prepared using NYMEX strip prices as of market close on June 30, 2025.

(2)	Proved undeveloped reserves at June 30, 2025 are part of a development plan that has been adopted by management indicating that such locations are scheduled to be drilled within five years.

(3)	Sustained lower prices for oil and natural gas may cause us to forecast less capital to be available for development of our proved undeveloped reserves, which may cause us to decrease the amount of our proved undeveloped reserves we expect to develop within the allowed time frame. In addition, lower oil and natural gas prices may cause our proved undeveloped reserves to become uneconomic to develop, which would cause us to remove them from their respective reserves category.

Production and Operating Data

The following table sets forth summary data with respect to (i) the production, prices and results of oil and gas operations for the periods indicated for each of BKV and Bedrock and (ii) BKV’s pro forma production, prices and results of its oil and gas operations, giving effect to the Transactions as if they had been completed as of the periods presented thereby.

	Six Months Ended June 30, 2025
	BKV	Bedrock	Pro Forma
Average Daily Net Production:
Natural gas (MMcf/d)	621.3	72.0	693.3
Natural gas liquids (MBbl)	26.9	6.7	33.6
Oil (MBbl/d)	0.5	0.1	0.6
Total net production (MMcfe/d)	786.2	113.0	899.2
Average Realized Prices:
Natural gas excluding the impact of derivative settlements ($/Mcf)	$2.88	$2.97	$2.89
Natural gas including the impact of derivative settlements ($/Mcf)	$2.84	$—	$2.84
Natural gas liquids excluding the impact of derivative settlements ($/Bbl)	$17.70	$23.11	$18.78
Natural gas liquids including the impact of derivative settlements ($/Bbl)(1)	$16.64	$—	$16.64
Oil ($/Bbl)	$61.82	$65.04	$62.43
Average Benchmark Prices:
NYMEX gas ($/MMBtu) (average monthly settled price)	$3.55	$3.55	$3.55